Media Contact:

Shannon Pleasant

Intersil Corporation

(512) 382-8444

spleasant@intersil.com

Intersil Corporation Reports Fourth Quarter and Full Year Results

Fourth quarter revenue up by 10% year-over-year

MILPITAS, Calif., Jan. 30, 2017 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the fourth quarter and the full year ended December 30, 2016. Fourth quarter revenue increased by 10.4% year-over-year to $139.8 million, representing the third consecutive quarter of year-over-year revenue growth. Full year revenue grew by 4% to $542.1 million.

Company Highlights

•	Consumer and Computing (C&C) revenue increased year-over-year again for the fifth consecutive quarter and grew by 4% sequentially in Q4 and 6% for the full year.
•	Industrial and Infrastructure (I&I) revenue increased on a year-over-year basis for the third consecutive quarter and grew by 3% for the full year.
•	Gross margin remained strong for the quarter and increased again for the full year by 60 basis points on a GAAP basis and 50 basis points on a non-GAAP basis.
•	The company delivered strong earnings leverage, with full year GAAP earnings per share of $0.35 and non-GAAP earnings per share of $0.74.
•	Cash, cash equivalents and short-term investments increased for the 15th consecutive quarter to $307 million, a $59 million increase from a year ago.

Business Review
Revenue for the fourth quarter increased sequentially due to continued growth in C&C as well as strong, double-digit growth in automotive. For the full year, the company experienced growth in all investment areas, including automotive, industrial and infrastructure power, consumer, computing and aerospace. Automotive and aerospace achieved record annual revenues, contributing to gross margin strength.

The revenue breakdown by end market follows:

	Q4 2016		Q3 2016		Q4 2015
End Market Revenue	$M	%	$M	%	$M	%
Industrial & Infrastructure	89.6	64%	90.8	65%	79.1	62%
Consumer & Computing	50.2	36%	48.2	35%	47.5	38%
Total Revenue	$139.8		$139.0		$126.6

Table 1. Intersil End Market Mix

“I’d like to take this opportunity to thank our employees for their contributions towards making our turnaround a success. Together, we demonstrated our ability to grow Intersil organically while reaching our profitability targets. I look forward to continuing to work together to strengthen our business as we move to the next chapter,” said Necip Sayiner, president and CEO of Intersil.

Financial Highlights

GAAP gross margin for the fourth quarter was 59.7% and 59.6% for the full year. Total fourth quarter GAAP operating expenses decreased to $60.6 million and included R&D expense of $31.6 million and SG&A expense of $24.2 million. Fourth quarter GAAP operating income increased to $22.8 million and increased to $63.3 million for the full year. GAAP net income for the fourth quarter increased to $19.1 million, resulting in diluted earnings per share of $0.14. For the full year, GAAP net income increased to $48.1 million, resulting in diluted earnings per share of $0.35.

The following non-GAAP results exclude merger-related expenses, restructuring and related costs, amortization of purchased intangibles, equity-based compensation expense, acquisition-related charges, provision for the TAOS litigation, gain on recovery of auction rate securities, and related tax effects.

On a non-GAAP basis, fourth quarter gross margin was 59.8%. For the full year, non-GAAP gross margin increased by 50 basis points to 59.8%. Non-GAAP operating expenses for the fourth quarter increased slightly to $49.4 million and decreased to $200.4 million for the full year. Fourth quarter non-GAAP R&D expense was $28.8 million and non-GAAP SG&A expense was $20.6 million. Non-GAAP operating margin was 24.5% for the fourth quarter and increased by 230 basis points to 22.9% for the full year. Non-GAAP net income was $27.7 million for the quarter, resulting in non-GAAP diluted earnings per share of $0.19. For the full year, non-GAAP net income increased to $103.9 million, resulting in diluted earnings per share of $0.74, an 8.8% increase over 2015.

For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” tables included at the end of this release.

Cash, cash equivalents and short-term investments increased by $59 million by year end to $307 million. Inventories declined in absolute dollars and channel inventory remained balanced.

Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on or about February 24, 2017 to stockholders of record as of the close of business on February 14, 2017.

On September 12, 2016 Renesas Electronics Corporation, a premier supplier of advanced semiconductor solutions, and Intersil Corporation announced they had signed a definitive agreement for Renesas to acquire Intersil for US$22.50 per share in cash, representing an aggregate equity value of approximately US$3.2 billion. Closing of the transaction is expected in the first calendar quarter of 2017, conditioned on approval by the relevant governmental authorities. The companies received China MOFCOM approval on January 25 and are awaiting U.S. regulatory approval, which is currently proceeding as expected.

Fourth Quarter Earnings and First Quarter Outlook
Given the pending acquisition by Renesas, Intersil will not be holding a fourth quarter results conference call or providing guidance for the first quarter of 2017.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Some of the statements included in this press release constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of our senior management about future events with respect to our business and our industry in general.  Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Forward-looking statements include, but are not limited to, statements in the quote from our CEO, references to the anticipated benefits of the proposed acquisition by Renesas and the expected date of closing of the acquisition, as well as discussion of our industry in general. These forward-looking statements are not guarantees of future performance and are subject to many risks, uncertainties, and assumptions that are difficult to predict. Therefore, there are or will be important factors that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We believe that the factors that may affect our business, future operating results, and financial condition include, but are not limited to, the following: the inability to complete the merger due to the failure to satisfy the remaining conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; risks that the proposed merger disrupts our current plans and operations, including our ability to retain and hire key personnel; competitive responses to the proposed merger; unexpected costs, charges, or expenses resulting from the merger; the outcome of any legal proceedings against us or our directors related to the merger agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and legislative, regulatory and economic developments; any faltering or uncertainty in global economic conditions; the highly cyclical nature of the semiconductor industry; intense competition in the semiconductor industry; unsuccessful product development or failure to obtain market acceptance of our products; downturns in the end markets we serve; failure to make or deliver products in a timely manner; unavailability of raw materials, services, supplies, or manufacturing capacity; delays in production or in implementing new production techniques, product defects, or unreliability of products; and adverse results in litigation matters. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive proxy statement that is included in the Schedule 14A filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger on October 31, 2016, as supplemented on November 18, 2016, and the other documents that we have filed or may filed from time-to-time with the SEC.  These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted earnings (loss) per share; and

•Weighted average shares outstanding – diluted.

The company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the company's future operating results. These non-GAAP results exclude acquisition-related charges, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in this press release.

As presented in the “Non-GAAP Results” tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related charges primarily include:

•	Amortization of purchased intangibles, which include purchased intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.
•	One-time charges associated with completing an acquisition including contract termination costs.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding these items allows investors to better compare Intersil’s period-over-period performance without such expense or benefit, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal judgments, awards, or governmental fines or penalties.
•	Income from IP agreements.
•	Restructuring and related costs, including asset impairment charges.
•	Write-offs (recoveries) related to Auction Rate Securities.
•	Merger-related expenses associated with the anticipated merger with Renesas Electronics
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables.

Intersil Corporation
Condensed Consolidated Statements of Income
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Dec. 30,	Sep. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2016	2016	2016	2016	2016
	Q4 2016	Q3 2016	Q4 2015

Revenue	$ 139,806	$ 139,045	$ 126,626	$ 542,139	$ 521,616
Cost of revenue	56,387	54,825	53,707	218,952	213,820
Gross profit	83,419	84,220	72,919	323,187	307,796
Gross margin %	59.7%	60.6%	57.6%	59.6%	59.0%
Operating expenses:
Research and development	31,642	31,315	29,983	130,846	126,350
Selling, general and administrative	24,222	22,782	22,784	95,801	96,963
Amortization of purchased intangibles	2,670	2,669	4,261	11,734	17,625
Restructuring and related costs	(1,186)	14	—	12,336	—
Provision for the TAOS litigation	—	—	—	1,255	81,100
Merger-related expenses	3,265	4,639	—	7,904	—
Total operating expenses	60,613	61,419	57,028	259,876	322,038
Operating income (loss)	22,806	22,801	15,891	63,311	(14,242)
Other income (expense) , net	179	114	(257)	(514)	(530)
Income before income taxes	22,985	22,915	15,634	62,797	(14,772)
Income tax expense (benefit)	3,871	7,032	(5,668)	14,660	(21,958)
Net income	$ 19,114	$ 15,883	$ 21,302	$ 48,137	$ 7,186

Earnings per share:
Basic	$ 0.14	$ 0.12	$ 0.16	$ 0.36	$ 0.05
Diluted	$ 0.14	$ 0.11	$ 0.16	$ 0.35	$ 0.05

Weighted average shares outstanding:
Basic	137,272	135,908	132,608	135,281	131,793
Diluted	140,673	138,760	134,288	137,864	133,273

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Dec. 30,	Sep. 30,	Jan. 1,
	2016	2016	2016
Assets
Current assets:
Cash and cash equivalents	$ 224,456	$ 284,047	$ 247,403
Short-term investments	82,333	—	—
Trade receivables, net	54,295	61,628	42,684
Inventories	65,208	68,277	65,334
Prepaid expenses and other current assets	10,293	9,332	7,176
Income taxes receivable	534	4,529	7,584
Assets held for sale	—	4,901	—
Total current assets	437,119	432,714	370,181
Non-current assets:
Property, plant and equipment, net	49,250	51,572	71,044
Purchased intangibles, net	20,773	23,443	32,507
Goodwill	571,770	571,770	571,770
Deferred income tax assets	53,838	59,385	63,139
Other non-current assets	32,591	31,255	29,977
Total non-current assets	728,222	737,425	768,437
Total assets	$ 1,165,341	$ 1,170,139	$ 1,138,618

Liabilities and stockholders' equity
Current liabilities:
Trade payables	20,970	21,912	23,382
Deferred income	15,071	18,077	14,482
Income taxes payable	3,570	3,301	3,270
Provision for the TAOS litigation	78,105	78,317	77,988
Other accrued expenses and liabilities	53,366	61,362	48,913
Total current liabilities	171,082	182,969	168,035
Non-current liabilities:
Income taxes payable	2,068	1,653	1,609
Other non-current liabilities	8,652	10,792	14,224
Total non-current liabilities	10,720	12,445	15,833
Total stockholders' equity	983,539	974,725	954,750
Total liabilities and stockholders' equity	$ 1,165,341	$ 1,170,139	$ 1,138,618

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended			Year Ended
	Dec. 30,	Sep. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2016	2016	2016	2016	2016
	Q4 2016	Q3 2016	Q4 2015
Operating activities:
Net income	$ 19,114	$ 15,883	$ 21,302	$ 48,137	$ 7,186
Depreciation	2,708	2,903	3,557	12,657	15,285
Amortization of purchased intangibles	2,670	2,669	4,261	11,734	17,625
Equity-based compensation	6,635	5,563	5,148	26,802	23,158
Asset impairment charges	(1,119)	—	—	8,879	—
Deferred income taxes	4,258	4,099	(2,247)	6,722	(6,285)
Other	(1,140)	(1,071)	(2,300)	(3,037)	(4,194)
Net changes in operating assets and liabilities	3,412	(6,777)	1,467	(7,221)	64,229
Net cash flows provided by operating activities	36,538	23,269	31,188	104,673	117,004

Investing activities:
Cash paid for acquisition, net of cash acquired	—	—	—	—	(15,948)
Purchase of investments	(82,682)	—	—	(82,682)	—
Proceeds from investments	367	865	150	1,302	1,198
Net capital expenditures	(2,986)	(1,784)	(1,214)	(9,490)	(12,965)
Net proceeds from disposition of fixed assets	5,289	2,422	—	7,711	—
Net cash flows provided by/ (used in) investing activities	(80,012)	1,503	(1,064)	(83,159)	(27,715)

Financing activities:
Proceeds from equity-based awards, net	3,472	18,446	4,610	25,167	13,403
Dividends paid	(17,179)	(16,338)	(16,008)	(68,382)	(64,860)
Net cash flows provided by/ (used in) financing activities	(13,707)	2,108	(11,398)	(43,215)	(51,457)

Effect of exchange rates on cash and cash equivalents	(2,410)	303	(221)	(1,246)	(1,645)

Net change in cash and cash equivalents	(59,591)	27,183	18,505	(22,947)	36,187

Cash and cash equivalents as of the beginning of the period	284,047	256,864	228,898	247,403	211,216

Cash and cash equivalents as of the end of the period	$ 224,456	$ 284,047	$ 247,403	$ 224,456	$ 247,403

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended			Year Ended
	Dec. 30,	Sep. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2016	2016	2016	2016	2016
	Q4 2016	Q3 2016	Q4 2015
Non-GAAP gross profit:
GAAP gross profit	$ 83,419	$ 84,220	$ 72,919	$ 323,187	$ 307,796
Equity-based compensation COS	207	207	268	1,156	1,400
Non-GAAP gross profit	$ 83,626	$ 84,427	$ 73,187	$ 324,343	$ 309,196

Non-GAAP gross margin:
GAAP gross margin	59.7%	60.6%	57.6%	59.6%	59.0%
Excluded items as a percent of revenue	0.1%	0.1%	0.2%	0.2%	0.3%
Non-GAAP gross margin	59.8%	60.7%	57.8%	59.8%	59.3%

Non-GAAP R&D expenses:
GAAP R&D expenses	$ 31,642	$ 31,315	$ 29,983	$ 130,846	$ 126,350
Equity-based compensation	(2,817)	(2,779)	(2,368)	(12,533)	(10,167)
Non-GAAP R&D expenses:	$ 28,825	$ 28,536	$ 27,615	$ 118,313	$ 116,183

Non-GAAP SG&A expenses:
GAAP SG&A expenses	$ 24,222	$ 22,782	$ 22,784	$ 95,801	$ 96,963
Equity-based compensation	(3,611)	(2,577)	(2,512)	(13,113)	(11,591)
Acquisition-related costs	—	—	—	(585)	—
Non-GAAP SG&A expenses:	$ 20,611	$ 20,205	$ 20,272	$ 82,103	$ 85,372

Non-GAAP operating expenses:
GAAP operating expenses	$ 60,613	$ 61,419	$ 57,028	$ 259,876	$ 322,038
Restructuring and related costs	1,186	(14)	—	(12,336)	—
Provision for the TAOS litigation	—	—	—	(1,255)	(81,100)
Equity-based compensation (excl. COS)	(6,428)	(5,356)	(4,880)	(25,646)	(21,758)
Amortization of purchased intangibles	(2,670)	(2,669)	(4,261)	(11,734)	(17,625)
Acquisition-related costs	—	—	—	(585)	—
Merger-related expenses	(3,265)	(4,639)	—	(7,904)	—
Non-GAAP operating expenses	$ 49,436	$ 48,741	$ 47,887	$ 200,416	$ 201,555

Non-GAAP operating income:
GAAP operating income	$ 22,806	$ 22,801	$ 15,891	$ 63,311	$ (14,242)
Restructuring and related costs	(1,186)	14	—	12,336	—
Provision for the TAOS litigation	—	—	—	1,255	81,100
Equity-based compensation	6,635	5,563	5,148	26,802	23,158
Amortization of purchased intangibles	2,670	2,669	4,261	11,734	17,625
Acquisition-related costs	—	—	—	585	—
Merger-related expenses	3,265	4,639	—	7,904	—
Non-GAAP operating income	$ 34,190	$ 35,686	$ 25,300	$ 123,927	$ 107,641

Non-GAAP operating margin:
GAAP operating margin	16.3%	16.4%	12.5%	11.7%	(2.7%)
Excluded items as a percent of revenue	8.2%	9.3%	7.5%	11.2%	23.3%
Non-GAAP operating margin	24.5%	25.7%	20.0%	22.9%	20.6%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	Dec. 30,	Sep. 30,	Jan. 1,	Dec. 30,	Jan. 1,
	2016	2016	2016	2016	2016
	Q4 2016	Q3 2016	Q4 2015

Non-GAAP net income:
GAAP net income	$ 19,114	$ 15,883	$ 21,302	$ 48,137	$ 7,186
Restructuring charges (reversal) and related costs	(1,186)	14	—	12,336	—
Provision for the TAOS litigation	—	—	—	1,255	81,100
Equity-based compensation	6,635	5,563	5,148	26,802	23,158
Amortization of purchased intangibles	2,670	2,669	4,261	11,734	17,625
Acquisition-related costs	—	—	—	585	—
Merger-related expenses	3,265	4,639	—	7,904	—
Gain on recovery from auction rate securities	(71)	(135)	(150)	(276)	(1,198)
Tax impact of non-cash and discrete items	(2,710)	2,683	(2,668)	(4,616)	(34,140)
Non-GAAP net income	$ 27,717	$ 31,316	$ 27,893	$ 103,861	$ 93,731

GAAP weighted average shares - diluted	140,673	138,760	134,288	137,864	133,273
Non-GAAP adjustment	2,776	2,583	4,314	2,876	3,795
Non-GAAP weighted average shares - diluted	143,449	141,343	138,602	140,740	137,068

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.14	$ 0.11	$ 0.16	$ 0.35	$ 0.05
Excluded items per share impact	0.05	0.11	0.04	0.39	0.63
Non-GAAP earnings per diluted share	$ 0.19	$ 0.22	$ 0.20	$ 0.74	$ 0.68

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 207	$ 207	$ 268	$ 1,156	$ 1,400
Research and development	$ 2,817	$ 2,779	$ 2,368	$ 12,533	$ 10,167
Selling, general and administrative	$ 3,611	$ 2,577	$ 2,512	$ 13,113	$ 11,591